EX-99.906CERT

CERTIFICATION

Kenneth Scott Canon, President and Joseph W. Thompson, Treasurer & Chief Financial Officer of Ranger Funds Investment Trust (the “Registrant”), do certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President (Principal Executive Officer)

Treasurer and Chief Financial Officer

Ranger Funds Investment Trust

Ranger Funds Investment Trust

/s/ Kenneth Scott Canon

/s/ Joseph W. Thompson

Kenneth Scott Canon

Joseph W. Thompson

Date: March 14, 2016

Date: March 14, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Ranger Funds Investment Trust and will be retained by Ranger Funds Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.